

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the
     Consolidated  Balance  Sheet  and  Consolidated  Income  Statement of GATX
     Corporation and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                  YEAR
<FISCAL-YEAR-END>                              DEC-31-1995
<PERIOD-START>                                 JAN-01-1995
<PERIOD-END>                                   DEC-31-1995
<CASH>                                                  35
<SECURITIES>                                             0
<RECEIVABLES>                                         1029 <F1>
<ALLOWANCES>                                           100
<INVENTORY>                                              0
<CURRENT-ASSETS>                                         0 <F2>
<PP&E>                                                3902
<DEPRECIATION>                                        1533
<TOTAL-ASSETS>                                        4043
<CURRENT-LIABILITIES>                                    0 <F2>
<BONDS>                                               2093 <F3>
<PREFERRED-MANDATORY>                                    3
<PREFERRED>                                              0
<COMMON>                                                14
<OTHER-SE>                                             701
<TOTAL-LIABILITY-AND-EQUITY>                          4043
<SALES>                                                  0
<TOTAL-REVENUES>                                      1233
<CGS>                                                    0
<TOTAL-COSTS>                                          613 <F4>
<OTHER-EXPENSES>                                       172 <F5>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                     170
<INCOME-PRETAX>                                         69 <F6>
<INCOME-TAX>                                            48
<INCOME-CONTINUING>                                    101
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                           101
<EPS-PRIMARY>                                         4.30
<EPS-DILUTED>                                         4.13

<F1> Receivables  consists of three  components:  Trade accounts of 115 million,
     Finance leases of 674 million and secured loans of 240 million.
<F2> Not applicable because GATX has an unclassified balance sheet.
<F3> This value consists of two components: long-term debt of 1,851 million and capital lease obligations of 242 million.  Short-term debt not included.
<F4> This value represents operating expenses on the consolidated income statement.
<F5> This value consists of the provision for  depreciation  and amortization on the consolidated income statement.
<F6> This value represents income before income taxes and equity in net earnings of affiliated companies.


